Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Lantronix, Inc. of our report dated August 24, 2016, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Lantronix, Inc. for the year ended June 30, 2016.

We also consent to the reference to our firm under the caption “Experts” in the prospectus, which is part of the Registration Statement.

/s/ Squar Milner LLP

Newport Beach, California

December 14, 2016